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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the captions "Summary Financial Data," "Selected Financial Data" and "Experts" and to the use of our report dated June 19, 2000), in the Registration Statement (Form S-4 No. 333-_______) and related Proxy Statement/Prospectus of TeleCommunication Systems, Inc. for the registration of 4.3 million shares of its Class A Common Stock.


                                                      /s/ Ernst & Young LLP


Baltimore, Maryland
December 5, 2000